Exhibit 21.1

Subsidiaries

Name	Jurisdiction

175 E. Union Road, LLC	Delaware (U.S.)
175 E. Union Road, LLC	Delaware (U.S.)
13500 S. Harlem Ave, LLC	Delaware (U.S.)
AP GP Holdings, LLC	Delaware (U.S.)
AP Service Company, LLC	Delaware (U.S.)
AP WIP ArcCo International Investments, LLC	Delaware (U.S.)
AP WIP ArcCo Investments, LLC	Delaware (U.S.)
AP WIP Data Center, LLC	Delaware (U.S.)
AP WIP Data Center Holdings, LLC	Delaware (U.S.)
AP WIP Domestic Investments II, LLC	Delaware (U.S.)
AP WIP Domestic Investments III, LLC	Delaware (U.S.)
AP WIP Holdings, LLC	Delaware (U.S.)
AP WIP International Holdings, LLC	Delaware (U.S.)
AP WIP International Holdings III, LLC	Delaware (U.S.)
AP WIP Investments, LLC	Delaware (U.S.)
AP WIP Investments Borrower, LLC	Delaware (U.S.)
AP WIP Investments Holdings, LP	Delaware (U.S.)
AP WIP Tower International Investments, LLC	Delaware (U.S.)
AP WIP Tower Investments, LLC	Delaware (U.S.)
AP WIP Union Holdings, LLC	Delaware (U.S.)
AP Wireless Infrastructure Partners, LLC	Delaware (U.S.)
AP Wireless Investments I, LLC	Delaware (U.S.)
APW Development Company, LLC	Delaware (U.S.)
APW OpCo LLC	Delaware (U.S.)
AP Working Capital, LLC	Delaware (U.S.)
MRE LOT3, LLC	Delaware (U.S.)
Park Place 301 LLC	Delaware (U.S.)
AP WIP Tower Brasil Investimentos Limitada	Brazil
AP Wireless Brasil Gestao De Investimentos E Participacoes, Ltda	Brazil
AP Wireless Brasil Investimentos Imobiliarios, Ltda	Brazil
Telecom Finance Group, SpA	Chile
Telecom Finance Group Investments, SpA	Chile
Compagnie Fonciere de Telecommunication	France
Fonciere Francaise de Telecommunication	France
Fonciere Regionale de Telecommunication	France
Infrastructure Telecom Investissement SNC	France
AP Wireless Ireland Investments Ltd	Ireland
AP Wireless Ireland ServiceCo Ltd	Ireland
AP Wireless Italia SRL	Italy
AP Wireless Italia InfraRe SpA	Italy

AP Wireless Italia Investment S.p.A.	Italy
Flumenis S.P.A.	Italy
Towers DAS S.P.A.	Italy
AP WIP International Holdings II, Sarl	Luxembourg
AP WIP International Holdings IV, Sarl	Luxembourg
AP WIP ArcCo de Mexico SRL	Mexico
APW de Mexico, SRL	Mexico
APW Servicios, SRL	Mexico
APW Servicios Operativos, SRL	Mexico
AP Wireless Data Assets Netherlands B.V.	Netherlands
AP Wireless Netherlands B.V.	Netherlands
AP Wireless Netherlands Asset Management I B.V.	Netherlands
AP Wireless Netherlands Asset Management II B.V.	Netherlands
AP Wireless Netherlands Asset Management III B.V.	Netherlands
AP Wireless Netherlands Asset Management IV B.V.	Netherlands
AP Wireless Netherlands Asset Management V B.V.	Netherlands
AP Wireless Netherlands Asset Management VI B.V.	Netherlands
APW Netherlands B.V.	Netherlands
Spain ArcCo Investments, S.L.	Spain
Telecom Iberica De Inversiones, S.L.	Spain
Telecom Iberica Patrimonial, S.L.	Spain
APW UK ArcCo Limited	United Kingdom
APW UK DataDAS Limited	United Kingdom
APW UK Switch Limited	United Kingdom
APW UK Tower Holdings Limited	United Kingdom
APW UK WIP Limited	United Kingdom
AP Wireless (UK) Limited	United Kingdom
AP Wireless II (UK) Limited	United Kingdom
AP Wireless Ireland Limited Partnership	United Kingdom
Cell: CM Ltd	United Kingdom
Cell: CM (Saltire) Ltd	United Kingdom
Radius BTS Limited	United Kingdom